                                                                    Exhibit 3.68

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

PREM N. REDDY, M.D. certifies that:

1. He is the President and the Secretary of Valley Medical Transport, Inc., a California Corporation.

2. Article I of the Articles of Incorporation of the Company is amended to read as follows:

          "The name of this corporation is Desert Valley Medical Transport, Inc."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is ten. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under the penalty of perjury under the laws of the State of California that the maters set forth in this certificate are true and correct of my own knowledge.

Dated:  May 9, 1997


                                        /s/ Prem N. Reddy, M.D.
                                        ----------------------------------------
                                        PREM N. REDDY, M.D.
                                        President and Secretary

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                            ARTICLES OF INCORPORATION
                                       OF
                         VALLEY MEDICAL TRANSPORT, INC.

                                        I

     The Name of the corporation is VALLEY MEDICAL TRANSPORT, INC.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The name and address in the State of California of this corporation's initial agent for service of process is:

          Tom West
          Victor Valley Community Hospital
          15248 Eleventh Street
          Victorville, CA 92392

                                       IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100.

Dated: 5/4/83


                                        /s/ Tom West
                                        ----------------------------------------
                                        Tom West

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                        /s/ Tom West
                                        ----------------------------------------
                                        Tom West


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